Exhibit 99.1

Press Contact:
Megan Garnett
Articulate Communications Inc.
212.255.0080, ext. 14
mgarnett@articulatepr.com

PRESCIENT ELECTS DANIEL W. RUMSEY
CHAIRMAN OF THE BOARD

Veteran Executive Brings Legal, Finance and Management Expertise
to Supply Chain Planning Innovator

WEST CHESTER, Penn. — Feb. 7, 2005 — Prescient Applied Intelligence, Inc. (OTC: PPID), a provider of enterprise software and advanced commerce technologies that enable retail trading partners to align planning and execution, today announced that its board of directors has elected Daniel W. Rumsey as its new chairman of the board. Rumsey, who joined the board of directors in January 2005, succeeds former viaLink CEO Robert Noe as chairman.

Mr. Rumsey brings extensive legal and management experience to Prescient, including successfully executing mergers and acquisitions and implementing public company financial restructuring programs. Mr. Rumsey currently serves as the acting chief financial officer and general counsel at P-Com, Inc., a worldwide provider of broadband wireless access products and services to carriers, commercial enterprises and government agencies.

“We expect Dan to be a tremendous resource for Prescient as we capitalize on the assets gained from our recent merger,” said Jane Hoffer, president and CEO of Prescient. “Dan’s experiences with emerging companies similar in size to Prescient will bring a unique and highly relevant perspective as we take advantage of the industry demand for integrated supply chain systems that unite retailers and their suppliers and distributors through a collaborative solution.”

Prescient provides a continuum of retailer-centric and collaborative commerce solutions that capture scan-sales data at the point of sale, provide greater visibility into real-time demand and turn information into action across the entire supply chain.

In addition to Mr. Rumsey, Prescient’s board of directors includes:

•	Jane Hoffer, president and chief executive officer of Prescient

•	Michael DiPiano, managing partner of NewSpring Ventures

•	Mary Lou Fox, president of Fox Supply Chain Consulting

•	Warren D. Jones, former chief executive officer of viaLink

•	Patrick Kiernan, president of Day/Kiernan & Associates

•	Brian M. Carter, former vice president and chief financial officer of viaLink

Prior to his experience at P-Com, Mr. Rumsey was vice president, general counsel and secretary of Knowledge Kids Network, a provider of Internet-based educational tools and part of the Knowledge Universe, Inc., family of companies, which was founded by Michael Milken. In 1997, he founded NextSchool, Inc., which later became an Internet affiliate of Aspen Learning Systems, Inc., a multi-media educational company. Until 1999, Rumsey was president and CEO of Aspen Learning Systems, where he implemented a successful turnaround strategy resulting in the subsequent sale of the company to Knowledge Universe.

About Prescient Applied Intelligence, Inc.
Prescient Applied Intelligence enables retail trading partners to align planning and execution with changing market needs to maximize relationships and deliver on the promise of collaborative commerce. The company’s retailer-centric and collaborative commerce solutions are designed with the understanding that product demand and business processes are fluid. Prescient Applied Intelligence’s solutions capture information at the point of sale, provide greater visibility into real-time demand, and turn data into actionable information across the entire supply chain. As a result, the company’s products and services enable trading partners to compete effectively, increase profitability, and excel in today’s retail business climate. Household brand names like AutoZone, Binney & Smith (Crayola Brand), Domino’s Pizza, Target and The Dial Corporation rely on Prescient. For more information, go to www.prescient.com.

Forward-looking Statement
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to Prescient Applied Intelligence are intended to identify such forward-looking statements. Prescient Applied Intelligence may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Prescient’s report on Form 10-KSB filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.